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As filed with the Securities and Exchange Commission on March 3, 2005.

Registration No. 333-89432

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

VALUECLICK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	77-0495335 (IRS Employer Identification Number)

4353 Park Terrace Drive
Westlake Village, California 91361
(818) 575-4500
(Address Including Zip Code, and Telephone Number, Including Area Code,
of Registrant's Principal Executive Offices)

James R. Zarley
Chief Executive Officer
ValueClick, Inc.
4353 Park Terrace Drive
Westlake Village, California 91361
(818) 575-4500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
of Agent For Service)

Copies to:

Bradford P. Weirick, Esq.
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue, 48th Floor
Los Angeles, California 90071
(213) 229-7000

DEREGISTRATION OF SECURITIES

        ValueClick, Inc. (the "Registrant") initially registered 236,406 shares of its Common Stock on this Registration Statement, initially filed with the Securities and Exchange Commission on May 31, 2002. As of the date of this Post Effective Amendment No. 1, of the original 236,406 shares originally registered, the Registrant believes that all such shares of Common Stock have been sold pursuant to this Registration Statement. The Registrant hereby files this Post-Effective Amendment No. 1 for the purpose of deregistering any and all remaining shares of Common Stock registered pursuant to this Registration Statement and which were not sold pursuant to such Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, California, on the 3rd day of March, 2005.

VALUECLICK, INC.

By:	/s/ JAMES R. ZARLEY James R. Zarley President, Chief Executive Officer and Chairman

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ JAMES R. ZARLEY James R. Zarley	President, Chief Executive Officer and Chairman (Principal Executive Officer) and Director	March 3, 2005
/s/ SAMUEL J. PAISLEY Samuel J. Paisley	Chief Financial Officer (Principal Financial and Accounting Officer)	March 3, 2005
* David S. Buzby	Director	March 3, 2005
* Martin Hart	Director	March 3, 2005
Jeffrey Rayport	Director
Tom A. Vadnais	Director
*By:	/s/ JAMES R. ZARLEY James R. Zarley, Attorney-in-fact	March 3, 2005

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DEREGISTRATION OF SECURITIES
SIGNATURES